UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2025

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2025, the board of directors (the “Board”) of Ardelyx, Inc. (the “Company”) appointed Sue Hohenleitner as chief financial officer (“CFO”) and principal financial officer, effective November 4, 2025.

Ms. Hohenleitner, age 55, worked at Johnson & Johnson (“J&J”), a publicly traded pharmaceutical, biotechnology, and medical technologies company, in various senior accounting and finance roles prior to joining the Company. Most recently, since August 2022, Ms. Hohenleitner served as the Vice President and Chief Financial Officer of Johnson & Johnson (J&J) Innovative Medicine North America (NA), leading financial strategies for a $36 billion commercial business, and from April 2019 to August 2022, Ms. Hohenleitner served as Vice President of Finance at J&J Innovation. From May 2018 to April 2019, Ms. Hohenleitner was Vice President of Finance, Acquisition and Divestiture Operations at J&J. From December 2015 to May 2018, Ms. Hohenleitner served as Vice President of Finance, J&J Supply Chain Deliver. Ms. Hohenleitner is a Certified Public Accountant in the Commonwealth of Pennsylvania and a Certified Management Accountant. She earned a Bachelor of Science in Accounting from La Salle University and a Master of Business Administration from Villanova.

In connection with Ms. Hohenleitner’s appointment as CFO, Ms. Hohenleitner entered into an offer letter (the “Offer Letter”) with the Company. The Offer Letter provides Ms. Hohenleitner an annual base salary of $550,000 and an annual target bonus of 45% of such base salary upon the achievement of specific goals and objectives to be established by the Company’s board of directors, which bonus for fiscal year 2025 will be pro-rated based on service during 2025. In connection with her commencement of employment on October 13, 2025, Ms. Hohenleitner received a sign on bonus of $180,000 and an additional housing consideration payment of $150,000. In addition, on October 13, 2025, in connection with her commencement of employment on October 13, 2025, Ms. Hohenleitner received an option to purchase 578,104 shares of the Company’s common stock (the “Option Award”), and a grant of 146,896 restricted stock units (the “RSU Award”). The Option Award has a per share exercise price of $5.01, which was the last reported sale price of the Company’s common stock on the October 13, 2025 grant date. The Option Award will vest and become exercisable on the first anniversary of Ms. Hohenleitner’s employment start date as to 25% of the shares underlying the Option Award, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award would be fully vested and exercisable on the fourth anniversary of Ms. Hohenleitner’s employment start date, subject to Ms. Hohenleitner’s continued service to the Company through each vesting date. The RSU Award will vest as to 25% of the shares on the first Company designated quarterly RSU vest date following the first anniversary of Ms. Hohenleitner’s employment, with the remaining shares vesting quarterly over the next three years on the Company’s quarterly designated RSU vest dates. The Company intends to enter into its standard forms of indemnification agreement and change in control severance agreement with Ms. Hohenleitner.

There are no family relationships between Ms. Hohenleitner and any director, director nominee, or executive officer of the Company, and Ms. Hohenleitner does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2025	ARDELYX, INC.

	By:	/s/ Michael Raab
Michael Raab
President, Chief Executive Officer and Director